EXHIBIT 38

                         IN THE COURT OF COMMON PLEAS
                            CUYAHOGA COUNTY, OHIO


FIRST UNION REAL ESTATE EQUITY          )  CASE NO. 347063
AND MORTGAGE INVESTMENTS,               )
                                        )  JUDGE TIMOTHY J. McGINTY
                  Plaintiff,            )
            v.                          )  DEFENDANTS AND COUNTERCLAIMANTS'
                                        )  MOTION TO STAY UNTIL RESOLUTION OF
                                        )  RELATED FEDERAL CASE
                                        )  ----------------------------------
                                        )
                                        )  REQUEST FOR ORAL ARGUMENT
GOTHAM PARTNERS, L.P., et al.,          )  -------------------------
                                        )
                  Defendants and        )
Counterclaimants.                       )

      Defendants and Counterclaimants Gotham Partners, L.P. and Gotham Partners II, L.P. (together, "Gotham") move this Court to stay this action until the determination of an action between the same parties pending in the United States District Court for the Northern District of Ohio, styled GOTHAM PARTNERS, L.P. ET AL. V. FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS Case No. 1:98CV0272 (the "federal case"). Principles of comity and judicial economy compel the entry of a stay pending the completion of proceedings in the federal case, because the federal district court can enter complete relief on behalf of all the parties, whereas this Court cannot.

      As set forth more fully in the accompanying Brief, in the federal case, Gotham has brought claims against First Union for violations of federal securities laws as well as related state law claims based on First Union's unlawful efforts to deprive Gotham of their proxy rights as shareholders of First Union. First Union, meanwhile, has filed a Counterclaim in the federal case including both state and federal claims. The federal district court can enter complete relief between the parties because it has exclusive jurisdiction over Gotham's and First Union's claims under Section 27 of the Securities and Exchange Act of 1934, 15 U.S.C. ss. 78aa, and can exercise supplemental jurisdiction over First Union's state law claims brought in this action. SEE 28 U.S.C. ss. 1367. By contrast, this Court cannot exercise any jurisdiction at all over the parties' federal securities law claims.

     A stay is particularly appropriate here, because there exists almost complete overlap between First Union's and Gotham's state law claims and the parties' federal securities law claims. Moreover, any ruling by this Court on First Union's motion for preliminary injunction risks creating a potential for confusion and conflict with the federal court's rulings on the securities law and supplemental state law claims. Finally, since First Union's state law claims are directly related to the federal case, they can be heard in the federal district court where First Union has already responded to Gotham's declaratory judgment claims regarding the same state law claims that are alleged by First Union here. It would be wasteful and potentially duplicative for this Court to hear those claims.

      Gotham respectfully requests that this Court schedule oral argument on this motion.

                                    Respectfully submitted,


                                    /s/ Michael J. Garvin
                                    --------------------------
OF COUNSEL:                         David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio  44114-2301
                                    (216) 621-0150

                                    Attorneys for Defendants and
                                    Counterclaimants


OF COUNSEL:

Alexander R. Sussman (FN1)
FRIED, FRANK, HARRIS SHRIVER
  & JACOBSON
25th Floor
One New York Plaza
New York, New York  10004-1980
(212) 859-8000

[FN]
--------
1  Application for admission PRO HAC VICE to be submitted.




                            CERTIFICATE OF SERVICE
                            ----------------------

            I hereby certify that a copy of the foregoing was served by messenger upon Frances Floriano Goins, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, attorneys for Plaintiff, this 12th day of February, 1998.


                                          /s/ Michael J. Garvin
                                          -----------------------------------
                                          One of the Attorneys for Defendants
                                          and Counterclaimants